UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
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☐	Definitive Information Statement

XCel Brands, Inc.
(Name of Registrant As Specified In Charter)

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XCel Brands, Inc.
475 10th Avenue, 4th Floor
New York, NY 10018

Dear Stockholders:

The enclosed notice and information statement (the “Information Statement”) was mailed on or about [●], 2011, pursuant to Section 14 of the Exchange Act of 1934, as amended, to the holders of record of the shares of common stock (the “Common Stock”) of XCel Brands, Inc., a Delaware corporation (the “Company”), as of the close of business on the record date, Wednesday, October 26, 2011.  The purpose of the Information Statement is to notify our stockholders that the holders of 3,743,899 shares (the “Majority Stockholders”) of Common Stock (representing 65.2% of the issued and outstanding shares of our Common Stock) executed a written consent dated Wednesday, October 26, 2011, authorizing and granting discretionary authority to our Board of Directors to amend and restate our Certificate of Incorporation, at the sole discretion of the Board of Directors.  Our Board of Directors has unanimously approved resolutions granting it the authority to effect such amendment and restatement.  Accordingly, your approval is not required and is not being sought.

You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Majority Stockholders of the Company.  The action will become effective on [●], 2011, the date that is twenty-one (21) calendar days after the date this Information Statement was first mailed to our stockholders.  The form of the amended and restated Certificate of Incorporation is attached to this Information Statement as Exhibit A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Majority Stockholders.  Because the Majority Stockholders have voted in favor of the foregoing actions and have sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of the resolution, and proxies are not requested from stockholders.

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

Sincerely,

/s/ Robert D’Loren
Robert D’Loren
Chief Executive Officer

XCel Brands, Inc.
475 10th Avenue, 4th Floor
New York, NY 10018

INFORMATION STATEMENT
Pursuant to Section 14 of the Securities Exchange Act of 1934,
as amended, and Regulation 14C and Schedule 14C Thereunder

The enclosed notice and information statement (the “Information Statement”) was mailed on or about [●], 2011, pursuant to Section 14 of the Exchange Act of 1934, as amended, to the holders of record of the shares of common stock (the “Common Stock”) of XCel Brands, Inc., a Delaware corporation (the “Company”), as of the close of business on the record date, Wednesday, October 26, 2011 (the “Record Date”).  The purpose of the Information Statement is to notify our stockholders that the holders of 3,743,899 shares (the “Majority Stockholders”) of Common Stock (representing 65.2% of the issued and outstanding shares of our Common Stock) executed a written consent dated Wednesday, October 26, 2011 (the “Consent”), authorizing and granting discretionary authority to our Board of Directors (the “Board”) to amend and restate our Certificate of Incorporation (the “Amendment and Restatement”), at the sole discretion of the Board.  Our Board has unanimously approved resolutions granting it the authority to effect the Amendment and Restatement.  Accordingly, your approval is not required and is not being sought.

This notice and Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the adoption or approval of the Amendment and Restatement.  The action will become effective on [●], 2011, the date that is twenty-one (21) calendar days after the date this Information Statement was first mailed to our stockholders.  The form of the amended and restated Certificate of Incorporation is attached to this Information Statement as Exhibit A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the Majority Stockholders have voted in favor of the foregoing action, and have sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

As of the Record Date, we had 5,742,952 shares of Common Stock issued and outstanding.  Stockholders of record as of the Record Date are entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

By order of the Board of Directors

/s/ Robert D’Loren
Robert D’Loren
Chief Executive Officer
October 26, 2011

ACTION APPROVED
AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION

The effect of the Amendment and Restatement will be to amend our Certificate of Incorporation to (i) decrease the total number of authorized shares of capital stock which the Company shall have authority to issue from 210,000,000 shares, consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, to 26,000,000 shares, consisting of 25,000,000 shares of common stock and 1,000,000 shares of preferred stock, (ii) include a non-exhaustive list of those powers, preferences, rights, qualifications, limitations and restrictions relating to any series of the Company’s preferred stock that the Board has authority to determine, (iii) specify that, unless required by law or determined to be advisable, stockholder votes need not be by written ballot, (iv) reserve the right of the Company to amend its capital stock or its Certificate of Incorporation, among other things, at any time in the manner now or hereafter prescribed by law, (v) revise the provisions relating to the indemnification of officers, directors, employees and agents of the Company and the limitations of personal liability for certain acts and (vi) classify the Company’s Board into three classes.

The decrease in the number of authorized shares of capital stock, common stock and preferred stock will decrease the Company’s annual franchise tax payable to the State of Delaware, the Company’s jurisdiction of incorporation.  The Company believes that it will have sufficient authorized and unissued shares of capital stock, common stock and preferred stock to satisfy its existing and expected future obligations to issue stock.

The listing of those characteristics of any series of the Company’s preferred stock that the Board has authority to determine will not materially change the Board’s authority with respect to such preferred stock.  The list, which is non-exhaustive, instead defines clearly the broad scope of the Board’s authority with respect to any series of the Company’s preferred stock that may be issued.  As of the date hereof, there are no shares of preferred stock outstanding.

Upon the effectiveness of the Amendment and Restatement, as a result of classifying the Board into three classes, the initial term of all classes of directors will expire at the next annual meeting of stockholders (the “Next Annual Meeting”).  Directors elected at the Next Annual Meeting as Class I directors will hold office for an initial term expiring at the first annual meeting of stockholders after the Next Annual Meeting; directors elected at the Next Annual Meeting as Class II directors will hold office for an initial term expiring at the second annual meeting of stockholders after the Next Annual Meeting; and directors elected at the Next Annual Meeting as Class III directors will hold office for an initial term expiring at the third annual meeting of stockholders after the Next Annual Meeting; and, thereafter, the successors to the directors of the class whose terms expire in that year shall be elected to hold office for a term of three years.  In the event of any vacancy during the term of a director (including resulting from the removal of a director for or without cause or the resignation, death, disqualification or other removal of a director) between annual meetings of stockholders or special meetings of stockholders called for the election or removal of directors, such vacancy will be filled by the vote of a majority of the remaining directors then in office, or by the sole remaining director, as the case may be, in any case for the remainder of the full term until either a successor is elected and qualified or such replacement director is earlier removed.  The Company’s Board believes that a classified Board of Directors may facilitate stability of the Company’s business and the Board’s control of the direction of the Company.  A classified Board of Directors may also allow the Board the time required to consider the long-term business strategies of the Company.  A classified Board of Directors could also have an anti-takeover effect.  A classified Board of Directors could enhance the Board’s powers to cause hostile acquirors to negotiate with the Board so that the stockholders of the Company may receive full value for their shares and the fairest deal possible.

The remaining changes made to the Certificate of Incorporation pursuant to the Amendment and Restatement will allow for speedier action by stockholders, give the Company greater future flexibility in respect of its capital stock and update and align the Company’s indemnification and related provisions with those of comparably sized issuers.

Our Board has adopted a resolution authorizing it to effect the Amendment and Restatement.  Stockholders holding a majority of the outstanding shares of our common stock have also approved the Amendment and Restatement by written consent.

DISTRIBUTION

We will deliver only one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of such security holders sharing an address.  Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at XCel Brands, Inc., 475 10th Avenue, 4th Floor, New York, NY 10018, or by telephone request at (347) 727-2474.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address or telephone number set forth in the foregoing paragraph.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment and Restatement requires the affirmative vote of the holders of a majority of the voting power of the Company.  Because stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and have sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the DGCL provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock.  There are currently 5,742,952 shares of Common Stock issued and outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the votes or written consents of stockholders holding at least 2,871,477 shares of the issued and outstanding Common Stock are necessary to implement the Amendment and Restatement.

On October 26, 2011, the Majority Stockholders executed and delivered to the Company the Consent.  The following table lists the shares of Common Stock voted in favor of the Consent and the percentage of the Common Stock issued and outstanding represented by such shares.  The percentage of class beneficially owned set forth below is based on 5,742,952 shares of Common Stock outstanding.

Stockholder:	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Irrevocable Trust of Rose Dempsey	501,533	8.7%
D’Loren Family Trust	258,366	4.5%
IM Ready-Made, LLC(1)	2,759,000	48.0%
Marisa Gardini	200,000	3.5%
Mark X. DiSanto Investment Trust	25,000	*
Total	3,743,899	65.2%
* Less than 1%.

(1)
Pursuant to a voting agreement dated as of September 29, 2011, IM Ready-Made, LLC (“IM Ready”) agreed to appoint a person designated by the Board as IM Ready’s irrevocable proxy and attorney-in-fact with respect to the shares of the Common Stock to be received by IM Ready in connection with the Merger. The proxy holder shall vote in favor of matters recommended or approved by the Board.

Accordingly, in compliance with the DGCL, at least a majority of the outstanding shares has approved the Amendment and Restatement.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 26, 2011, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each executive officer and director of the Company, and (iii) all executive officers and directors as a group.

Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the U.S. Securities and Exchange Commission (the “Commission”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of or direct the disposal of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Unless otherwise indicated in the table, (i) each person named in the table has sole voting and sole investment power with respect to the shares set forth opposite such person’s name and (ii) the address of each beneficial owner listed below is c/o the Company, 475 10th Avenue, New York, New York, 10018.  The percentage of class beneficially owned set forth below is based on 5,742,952 shares of Common Stock outstanding.

	Common Stock Beneficially Owned
Named executive officers and directors:	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Robert W. D’Loren (1)	765,533	12.7%
James F. Haran (2)	213,703	3.7%
Marisa Gardini (3) (4)	300,000	5.1%
Seth Burroughs (5)	159,469	2.8%
Todd Slater (6)	16,667	*
Howard Liebman (6)	16,667	*
Edward Jones, III (6)	16,667	*
Jeffrey Cohen (7)	616,777	10.6%
Mark DiSanto (8)	325,283	5.6%
Giuseppe Falco (9)	0	*
All directors and executive officers as a group (10 persons)	2,430,766	38.1%

5% Shareholders:
Isaac Mizrahi (4)	2,759,000	48.0%
Jack Dweck (10)	694,578	12.0%
MidMarket Capital (11)	364,428	6.0%
* Less than 1%.

(1)
Represents (i) 501,533 shares owned by Irrevocable Trust of Rose Dempsey (the “Irrevocable Trust”) of which Mr. D’Loren and Mr. DiSanto are the trustees and as to which Mr. D’Loren has sole voting and dispositive power, (ii) 239,250 shares issuable upon exercise of immediately exercisable warrants, and (iii) 24,750 shares issuable upon exercise of warrants held by the Irrevocable Trust.  Does not include (i) 258,366 shares held by the D’Loren Family Trust (the “Family Trust”) of which Mark DiSanto is a trustee and has sole voting and dispositive power and (ii) 12,750 shares issuable upon exercise of warrants held by the Family Trust.

(2)	Includes (i) 156,703 shares and (ii) 57,000 shares issuable upon exercise of warrants.

(3)	Represents 200,000 shares and an additional 100,000 shares available upon exercise of warrants.

(4)
Represents 2,759,000 shares held by IM Ready-Made, LLC.  Isaac Mizrahi and Marisa Gardini own 95% and 5% of the outstanding membership interests in IM Ready-Made, LLC, respectively.  Mr. Mizrahi has dispositive power over the shares held by IM Ready, but disclaims the shares attributable to the other party’s percentage of ownership.

(5)	Includes (i) 104,469 shares and (ii) 55,000 shares issuable upon exercise of warrants.

(6)	Represents shares issuable upon exercise of options that are immediately exercisable; does not include 33,333 shares issuable upon exercise of options that are not presently exercisable.

(7)
Represents (i) 16,667 shares issuable upon exercise that are immediately exercisable, (ii) 400,110 shares held by 3 Sixty, Inc., (iii) 150,000 shares held by Earthbound LLC (“Earthbound”) and (iv) 50,000 shares issuable upon the exercise of warrants held by Earthbound.  Jeffrey Cohen and Jack Dweck have shared voting and dispositive power over the shares held by Earthbound.  Jeffrey Cohen has voting and dispositive power over the shares held by 3 Sixty, Inc.

(8)
Includes (i) 258,366 shares and 12,750 shares issuable upon exercise of warrants held by the Family Trust (Mark DiSanto is trustee of, and has sole voting and dispositive power over the Shares held by, the Family Trust), (ii) 25,000 shares and 12,500 shares issuable upon exercise of warrants, and (iii) 16,666 shares issuable upon exercise of options that are immediately exercisable.  Does not include 33,333 shares issuable upon exercise of options that are not presently exercisable.

(9)	Does not include 100,000 shares issuable upon exercise of warrants that are not presently exercisable.

(10)
Represents (i) 494,578 shares held by Mr. Dweck, (ii) 150,000 shares held by Earthbound and (iii) 50,000 shares issuable upon exercise of warrants held by Earthbound.  Jeffrey Cohen and Jack Dweck have shared voting and dispositive power over the shares held by Earthbound.

(11)	Represents 364,428 shares of Common Stock issuable upon exercise of warrants.

CHANGE OF CONTROL OF THE COMPANY

The Merger

On September 29, 2011 (the “Closing Date”), we entered into and consummated an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with a company called XCel Brands, Inc. (“Old XCel”), whose name we have since assumed pursuant to the Short Form Merger (as defined and described below), NetFabric Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of the Company (“Acquisition Corp.”) and certain of the Company’s existing stockholders, pursuant to which Acquisition Corp. was merged with and into Old XCel, with Old XCel surviving as a wholly owned subsidiary of the Company (the “Merger”).  The Company acquired all of the outstanding capital stock of Old XCel in exchange for issuing shares of Common Stock to Old XCel’s stockholders at a ratio of 9,446.88 shares of Common Stock for each share of Old XCel common stock outstanding at the effective time of the Merger.  Pursuant to the terms of the Merger, Old XCel became a wholly owned subsidiary of the Company.

In exchange for all of their shares of Old XCel common stock, the Old XCel stockholders received 944,688 newly issued shares of Common Stock.  In addition, the Company issued 2,759,000 shares of Common Stock to IM Ready-Made, LLC (“IM Ready”) in satisfaction of Old XCel’s obligations under an Asset Purchase Agreement, dated as of May 19, 2011, by and among Old XCel, IM Brands, LLC, a Delaware limited liability company (which prior to the Merger was a wholly owned subsidiary of Old XCel) and IM Ready, as amended (the “Purchase Agreement”).  Because holders of Common Stock prior to the Merger held a total of just 186,444 shares of Common Stock and options and warrants to purchase 1,065 shares after the Merger, the Company underwent a change of control in connection therewith.

Pursuant to the Purchase Agreement, IM Brands acquired certain assets of IM Ready, including (i) the “Isaac Mizrahi” brands (including the trademarks and brands “Isaac Mizrahi New York,” “Isaac Mizrahi” and “IsaacMizrahiLIVE”) (collectively, the “IM Trademarks”), (ii) the license agreements between IM Ready and certain third parties related to the IM Trademarks (together with the IM Trademarks, the “Isaac Mizrahi Business”), (iii) design agreements with Liz Claiborne and QVC, Inc. (“QVC”) to design the “Liz Claiborne New York” brand for sale exclusively at QVC and (iv) computers, design software, and other assets related to the licensing and design of the IM Trademarks and the design of the Liz Claiborne New York brand.  Old XCel and IM Brands paid to IM Ready cash, a promissory note and Common Stock (the “IM Ready Stock Consideration”) as consideration for the assets acquired under the Purchase Agreement.

Pursuant to an agreement between IM Ready and Earthbound, LLC (the “Earthbound Agreement”), Earthbound, LLC (“Earthbound”) had certain rights related to the IM Trademarks and provided certain design services for IM Ready.  In connection with the consummation of the acquisition by the Company of the Isaac Mizrahi Business, Old XCel and Earthbound entered into a contribution agreement (the “Contribution Agreement”) pursuant to which, on the Closing Date, Earthbound contributed to the Company (i) the Earthbound Agreement and (ii) certain assets relating to the operation of the Isaac Mizrahi Business including archives, designs, certain intellectual property rights, software and equipment (the “Earthbound Assets”) in exchange for 944,688 shares of Common Stock.  The closing of the acquisition of the Isaac Mizrahi Business and Earthbound Assets occurred in conjunction with the consummation of the Merger, after which the Company terminated the Earthbound Agreement.

Finally, on the Closing Date, the Company also issued 47,132 shares of Common Stock to a designee of Mr. Cole-Hatchard, as director of the Company, who served in that capacity until the date certain post-Merger board appointments took effect.  Additionally, 20,000 shares of Common Stock, which were beneficially owned by a principal stockholder of the Company prior to the Merger, are being held in escrow until such time as final determination is made by the Internal Revenue Service of certain tax liabilities of the Company related to the period prior to the Closing Date.

Immediately following the closing of the Merger, and pursuant to the Merger Agreement, Old XCel merged with and into the Company in accordance with Section 253 of the Delaware General Corporation Law (the “Short Form Merger”).  In connection with the Short Form Merger, the Company changed its name to its present name, XCel Brands, Inc.  IM Brands is presently a wholly owned subsidiary of the Company.

Ownership Pre-Change of Control

The following table lists, immediately prior to the Closing Date, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each officer and director of the Company and (iii) all officers and directors as a group.  It also includes a column showing the number of shares held by each such person or group after accounting for the Reverse Split (as defined below) effected on September 28, 2011.(1)

Information relating to beneficial ownership of Common Stock by our management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC and information relating to the beneficial ownership of Common Stock by principal stockholders of the Company prior to the Merger is based upon information filed with the SEC to date.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Unless otherwise indicated in the table, each person has sole voting and investment power with respect to the shares set forth opposite such person’s name.  The percentages below are calculated based on 97,053,044 shares of Common Stock issued and outstanding on a pre-Reverse Split(1) basis on September 27, 2011.

Officers, Directors, 5% Stockholders	No. of Shares Pre-Reverse Split		No. of Shares Post-Reverse Split	Beneficial Ownership
Scarborough Ltd. c/o Euroba Management Limited P.O. Box HM 370 Hamilton, Bermuda HM BX	29,386,258	(2)	56,453	30.3%
Beaufort Ventures PLC c/o Beaufort International Associates Limited 49 Whitehall London SW1A 2BX United Kingdom	26,476,924	(3)	5,0864	27.30%
Laurus Master Fund, Ltd.(4) c/o Laurus Capital Management, LLC 335 Madison Avenue New York, NY 10017	5,221,393	(5)	10,031	5.3%
Vasan Thatham 117 Randolph Avenue Jersey City, NJ 07305	300,000	(6)	577	(7)
Cristiano Germinario 117 Randolph Avenue Jersey City, NJ 07305	0		0	(7)
Stephen J. Cole-Hatchard 117 Randolph Avenue Jersey City, NJ 07305	0		0	(7)
All directors and executive officers as a group (3 persons)	300,000	(6)	577	(7)

(1)
Effective on September 28, 2011, the Company effected a 1 for 520.5479607 reverse stock split (the “Reverse Split”) such that holders of Common Stock prior to the Reverse Split held a total of 186,444 shares of Common Stock and options and warrants to purchase 1,065 shares after the Reverse Split.  After giving effect to the Reverse Split and the Merger and the transactions related thereto, there were, and as of the date hereof there are, 5,742,952 shares of Common Stock issued and outstanding.

(2)	Clive Dakin makes the investment decisions on behalf of Scarborough Ltd.

(3)	Tanvier Malik makes the investment decisions on behalf of Beaufort Ventures PLC.

(4)
Laurus Capital Management, LLC manages Laurus Master Fund Ltd. Eugene Grin and David Grin, through other entities, are the controlling principals of Laurus Capital Management, LLC and share sole voting and investment power over the securities owned by Laurus Master Fund Ltd.

(5)	Includes 554,282 (1,065 post-Reverse Split) shares issuable upon exercise of warrants.

(6)	Includes 300,000 (577 post-Reverse Split) shares issuable upon exercise of options.

(7)	Less than 1%.

Ownership Post-Change of Control

Please see “Security Ownership of Certain Beneficial Owners and Management” above.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the Commission.  These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.  Copies of such material may also be obtained from the Commission at prescribed rates.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission.  Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors:

/s/ Robert D’Loren
Robert D’Loren
Chief Executive Officer
October 26, 2011

EXHIBIT A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF XCEL BRANDS, INC.

Adopted in accordance with the provisions of Section 242
of the General Corporation Law of the State of Delaware

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XCEL BRANDS, INC.

The original Certificate of Incorporation of Xcel Brands, Inc. (the "Corporation") was filed by the Secretary of State on August 31, 1989. This Restated Certificate of Incorporation, which further amends the Certificate of Incorporation of the Corporation, was duly adopted by the written consent of the holder of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIRST:                The name of the Corporation is:

XCEL BRANDS, INC.

SECOND:          The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:             The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

FOURTH:         The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty Six Million (26,000,000) shares, of which Twenty Five Million (25,000,000) shares shall be Common Stock, par value $.001 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $.001 per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

1.           the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

2.           whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

3.           the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

4.           whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

5.           the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

6.           whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

7.           whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8.           the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

9.           the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

10.           any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

FIFTH:       Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

SIXTH:       The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

SEVENH:   The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

EIGHTH:    1.           Indemnification

The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than permitted prior thereto), each person (including the current and future heirs, beneficiaries, personal representatives and estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") and whether the basis of such Proceeding is an allegation of an action in an official capacity of such person related to the Corporation or any other capacity while such person is serving as an officer, director, employee or agent of the Corporation, against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the Corporation or (2) is or was an agent of the Corporation as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or (4) is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise described in clause (3) hereof as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article have been granted shall be referred to as an "Indemnified Person."

Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

2.           Advance of Costs, Charges and Expenses

Costs, charges and expenses (including attorneys' fees) incurred by an officer, director, employee or agent who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior thereto), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of an agent as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

3.           Procedure for Indemnification

Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person (except in the case of a claim for an advancement of costs, charges or expenses, in which case the applicable period shall be twenty (20) days). The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days or twenty (20) days, as may be applicable. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of costs, charges or expenses, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation does not impose a more stringent standard of conduct than permitted prior thereto), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant or advancement for the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

4.           Non-Exclusivity; Survival of Indemnification

The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those Indemnified Persons may be entitled under any agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in any other capacity while holding such office or position, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, beneficiaries, personal representatives and the estate of such person. All rights to indemnification and advancement under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

5.           Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of the Delaware General Corporation Law.

6.           Savings Clause

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance costs to each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by the Delaware General Corporation Law.

NINTH:                 No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article Ninth which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

TENTH:               The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution adopted by the Board of Directors.  The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote. The directors shall be divided into three classes, designated as Class I, Class II and Class III as set forth in Section 1 of this Article.  Commencing with the first annual meeting of stockholders held after the adoption of this Article, the Class I directors shall serve until the following annual meeting of stockholders, the Class II directors until the next successive annual meeting of stockholders, and the Class III directors until the third annual meeting of stockholders, in each case, until their successor(s) are duly elected and qualified or until their earlier resignation or removal.  At each annual meeting of stockholders commencing with the first annual meeting following the adoption of this Article each of the successors to the Directors of the Class whose term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until the successor shall be elected and shall qualify, or until his or her earlier resignation or removal from office.  In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, resignation, death, disqualification or other causes shall be filled for the remainder of the full term of the directors in which the new directorship is created or the vacancy occurred and until their successors are elected and qualified or until their earlier removal, only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

IN WITNESS WHEREOF, I have signed this Amended and Restated Certificate of Incorporation this _____ day of __________, 2011.

XCEL BRANDS, INC. By: Name: Title